AMENDMENT OF ASSET PURCHASE AGREEMENT

BY AND BETWEEN

FUTURETECH, INC., AND OPTICON SYSTEMS, INC.

Dated as of October 31, 2004

AMENDMENT OF ASSET PURCHASE AGREEMENT (this Agreement) dated as of October 31, 2004, by and between FUTURETECH CAPITAL, LLC, a Delaware limited liability corporation (FUTURETECH), and OPTICON SYSTEMS, INC., a Nevada corporation (“OPTICON”).

WHEREAS, FUTURETECH entered into an agreement to sell to OPTICON a telecommunication network asset management software, otherwise known as its OptiCon Network Manager, including Releases 3.x, 4.x and any related products currently under development (collectively referred to as the “Purchased Assets);

WHEREAS, according to the agreement, the closing of the transaction contemplated by the Agreement was to take place on September 19, 2004. Due to delays in obtaining financing by FUTURE TECH to acquire the software, the parties anticipated the closing would occur within a reasonably short time;

WHEREAS, in contemplation of imminent closing such agreement, OPTICON issued FUTURETECH 84,000,000 shares of its common stock evidenced by its stock certificate dated October 22, 2004.

WHEREAS, it has become evident that due to financing issues by FUTURETECH, the closing of the transaction contemplated by the Agreement would be delayed for an unknown period of time;

WHEREAS, it is the intent of the panties to this agreement to pursue the intended transaction in substantially the same and conditions as stated in the original agreement:

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree to amend the original agreement as follows:

1.0	FUTURETECH shall relinquish and return to OPTICON, and OPTICON shall cancel the stock certificate dated October 22, 2004 for 84,000,000 shares of its common stock.

2.0
It is the intent of the parties that the consideration for the Purchase Assets shall remain as per the original agreement and that the 84,000,000 shares of common stock of OPTION shall be re-issued upon the effective date of the contemplated transaction.

3.0	The closing date of the transaction shall be amended to coincide with the effective date the FUTURETECH acquires the Purchased Assets.

4.0	All other terms and conditions of the original agreement shall remain intact.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment of Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.

FUTURETECH CAPITAL LLC.

By:  /s/ Saeed Talari

Name:  Saeed Talari, Managing Partner

OPTICON SYSTEMS, INC.

By:  /s/ John M. Hattan

Name: John M. Hatton, President

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

Bill of Sale

THIS BILL OF SALE, dated July 29,2005, by Futuretech Inc. a Delaware corporation (“Seller”) provides:

Capitalized terms not herein defined shall have the meaning assigned to them in the Asset Purchase Agreement (the Purchase Agreement), Dated July 29, 2005, by and among Seller and Opticon Systems Inc. (“Buyer”) a Nevada corporation.

Pursuant to the Purchase Agreement and in consideration thereof, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby sell, convey, transfer assign and deliver to Buyer possession and valid and marketable title, free and clear of all liens, encumbrances, rights or claims of any nature whatsoever of the Acquired Assets.

TO HAVE AND TO HOLD ALL the property hereby transferred to Buyer and its successors and assigns forever.

Seller, by this Bill of Sales, covenants with the Buyer that the Seller will perform such further acts and execute and deliver such further bills of sale, assignments, transfers, conveyances, powers of attorney, consents, assurances and other documents and instruments as Buyer may reasonably request to vest in Buyer, and protect Buyer’s right, title and interest in, and enjoyment of, the Purchased Assets transferred to Buyer hereby.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of the day and year first above written.

Futuretech Capital LLC

BY:   Sam Talari
Title:

ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

Futuretech Inc., a Delaware corporation (“Assignor”) and Opticon Systems Inc, a Nevada corporation (“Assignee”) are parties to an Asset Purchase Agreement (“Asset Purchase Agreement”) of even date herewith. Terms used herein and not otherwise defined shall only have the meaning ascribed to them in the Asset Purchase Agreement. Assignor owns the right, title and interest in the Intellectual Property Rights as described in the Asset Purchase Agreement.

WHEREAS, Assignee is desirous of acquiring Assignor’s entire right, title, and interest in and to the Intellectual Property Rights;

NOW, THEREFORE, in consideration of one Dollar($1.00) and other good and sufficient consideration, the receipt of which is hereby acknowledged, the Assignor hereby sells, assigns, transfers, and sets over, unto the Assignee, its successors, legal representatives, and assigns Assignor’s entire right, title and interest in and to the Intellectual Property Rights, the same to be held and enjoyed by the Assignee, for its own use and behalf and the use and behalf of its successors, legal representatives, and assigns, as fully and entirely as the same would have been held and enjoyed by the Assignor had this sale not been made;

Assignor hereby covenants and warrants to the assignee, its successors, legal representatives, and assigns, that, at the time of the execution and delivery of this Assignment, the Assignor has the lawful authority to sell and convey the same in the manner herein set forth; and

Assignor further covenants and agrees to assist the Assignee, its successors, legal representatives, and assigns to sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done to perfect and record the assignment contemplated herein and to assist Assignee with the procurement, maintenance, enforcement and defense of the Intellectual Property without charge to the Assignee, its successors, legal representatives, and assigns.

Futuretech Inc.

Date: July 19, 2005	By: ____________________________

ATTACHMENT1

TRADEMARK	COUNTRY	STATUS	APP. NO.	REG. NO.
OPTICON	USA	Common Law
OPTICON Design	USA	Common Law